Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

TENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ROCK CREEK PHARMACEUTICALS, INC.

Rock Creek Pharmaceuticals, Inc. (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.                  The original name of the Corporation was Eye Technology, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 24, 1985, and amended and restated on June 22, 1988, May 19, 1992, September 24, 2001, December 14, 2007, December 7, 2009, December 10, 2010, December 16, 2011, December 14, 2012, December 27, 2013, June 2, 2014, and November 25, 2014 (as amended, the “Original Certificate”).

2. This Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation of the Corporation (this “Amendment”) further amends the Original Certificate. The amendment of the Original Certificate herein certified has been duly adopted by the stockholders of the Corporation and the Board of Directors of the Corporation in accordance with the provisions of Sections 228 and 242 of the DGCL.

3.  Article “FOURTH” of the Original Certificate shall be and is hereby amended by adding the following paragraphs to the end thereof:

 “Stock Split. Without regard to any other provision of this Restated Certificate of Incorporation, effective at 12:01 a.m., eastern time, on April 14, 2015 (the “Split Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Split Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Split Effective Time are reclassified into a smaller number of shares such that each twenty-five (25) shares of issued Common Stock immediately prior to the Split Effective Time is reclassified into one (1) share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, upon surrender after the Split Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Split Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification, following the Split Effective Time, shall be entitled to receive a cash payment equal to the product of the closing sales price of the Common Stock on the Nasdaq Capital Market on April 14, 2015 and the amount of the fractional share.

Each stock certificate that, immediately prior to the Split Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Split Effective Time shall, from and after the Split Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of whole shares of Common Stock after the Split Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of a fractional share of Common Stock), provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Split Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Split Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.”

4. Except as specifically set forth herein, the remainder of the Original Certificate will not be amended, modified or otherwise altered.

[signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation to be executed by the undersigned duly authorized officer of the Corporation this 10th day of April, 2015.

ROCK CREEK PHARMACEUTICALS, INC.

By:	/s/ Michael J. Mullan
Name:	Michael J. Mullan, MBBS (M.D.) Ph.D.
Title:	Chief Executive Officer

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CERTIFICATE OF AMENDMENT

TO THE

TENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ROCK CREEK PHARMACEUTICALS, INC.

Rock Creek Pharmaceuticals, Inc. (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.             The original name of the Corporation was Eye Technology, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 24, 1985, and amended and restated on June 22, 1988, May 19, 1992, September 24, 2001, December 14, 2007, December 7, 2009, December 10, 2010, December 16, 2011, December 14, 2012, December 27, 2013, and June 2, 2014 (as amended, the “Original Certificate”).

2.             This Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation of the Corporation (this “Amendment”) further amends the Original Certificate. The amendment of the Original Certificate herein certified has been duly adopted by the stockholders of the Corporation and the Board of Directors of the Corporation in accordance with the provisions of Sections 228 and 242 of the DGCL.

3.             The Original Certificate is hereby amended as follows:

(a)	Article FOURTH is hereby deleted in its entirety and is replaced with the following:

“FOURTH: The total number of shares of stock which the Corporation has the authority to issue is 314,800,000 shares of Common Stock having a par value of one thousandth of one cent ($0.0001) per share (hereinafter called “Common Stock”) and One Hundred Thousand (100,000) shares of Preferred Stock having a par value of one thousandth of one cent ($0.0001) per share (hereafter called “Preferred Stock”), making a total of 314,900,000 shares of stock.

Common Stock. The shares of authorized Common Stock of the Corporation shall be identical in all respects and shall have equal rights and privileges. Each share of Common Stock shall entitle the holder thereof to one vote.

Preferred Stock. The Board of Directors shall have authority to issue the shares of Preferred Stock from time to time on such terms it may determine, and to divide the Preferred Stock into one or more classes or series and in connection with the creation of any such class or series to fix by resolution or resolutions providing for the issue of shares thereof, the designation, preferences, powers and relative participating optional, or other special rights of such class or series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law. A copy of such resolution shall be set forth in a Certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective.”

4. Except as specifically set forth herein, the remainder of the Original Certificate will not be amended, modified or otherwise altered.

[signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation to be executed by the undersigned duly authorized officer of the Corporation this 25th day of November, 2014.

ROCK CREEK PHARMACEUTICALS, INC.

By:	/s/ Michael J. Mullan

Name:	Michael J. Mullan, MBBS (M.D.) Ph.D.

Title:	Chief Executive Officer

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TENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

STAR SCIENTIFIC, INC.

(formerly Eye Technology, Inc.)

The undersigned, a natural person, for the purpose of amending and restating, the Certificate of Incorporation of Star Scientific, Inc., as originally filed on June 24, 1985, and as amended and restated on June 22, 1988, May 19, 1992, September 24, 2001, December 14, 2007, December 7, 2009, December 10, 2010, December 16, 2011, December 14, 2012 and December 27, 2013 under the provisions and subject to the requirements of the laws of the State of Delaware, particularly Chapter 1, Title 8, of the Delaware Code and the acts amendatory thereof and supplemental thereto and known, identified and, referred to as the “General Corporation Law of the State of Delaware,” and sections 242 and 245 thereof, hereby certifies that effective as of 12:01 a.m. on June 4, 2014:

FIRST: The name of the corporation (hereinafter called the “Corporation”), is

ROCK CREEK PHARMACEUTICALS, INC.

SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in Wilmington, DE 19808, County of New Castle and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation has the authority to issue is 274,800,000 shares of Common Stock having a par value of one thousandth of one cent ($0.0001) per share (hereinafter called “Common Stock”) and One Hundred Thousand (100,000) shares of Preferred Stock having a par value of one thousandth of one cent ($0.0001) per share (hereafter called “Preferred Stock”), making a total of 274,900,000 shares of stock.

Common Stock. The shares of authorized Common Stock of the Corporation shall be identical in all respects and shall have equal rights and privileges. Each share of Common Stock shall entitle the holder thereof to one vote.

Preferred Stock. The Board of Directors shall have authority to issue the shares of Preferred Stock from time to time on such terms it may determine, and to divide the Preferred Stock into one or more classes or series and in connection with the creation of any such class or series to fix by resolution or resolutions providing for the issue of shares thereof, the designation, preferences, powers and relative participating optional, or other special rights of such class or series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law. A copy of such resolution shall be set forth in a Certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective.

FIFTH: The name and the mailing address of the incorporator are as follows:

Name	Mailing Address
R. G. Dickerson	229 South State Street, Dover, Delaware

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdictions within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 9 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders, or any class thereto as the case may be, it is further provided:

1. Number, election and term. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit: the total number of directors which the Corporation would have if there were no vacancies. No election of directors need to be by written ballot. The number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation.

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2. Newly created directorships and vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from, death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the stockholders of the Corporation and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3. Removal. Any director or the entire board of directors may be removed from office, with or without cause, only by the affirmative vote of the holders of a majority of the shares of stock then entitled to vote generally in the election of directors, voting together as a single class.

NINTH: The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation. Any By-Law made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders.

TENTH:

1. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said action, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of such a person.

2. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii), pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction which the director derived an improper personal benefit. No amendment to or repeal of this Article TENTH apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ELEVENTH: The Corporation shall not be governed by or be subject to the provisions contained in Delaware General Corporation Law Section 203-Business Combinations with Interested Stockholders, as amended from time to time.

TWELFTH: From time to time any of the provisions of this Restated Certificate of Incorporation may be amended, altered or repealed and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Restated Certificate of Incorporation are granted subject to the provisions of this Article TWELFTH.

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IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this certificate as of the 2nd day of June, 2014.

Star Scientific, Inc.

By: /s/ Park A. Dodd, III

Name: Park A. Dodd, III

Title:   Chief Financial Officer

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